Exhibit 24.1

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Atlas Air Worldwide Holdings, Inc., a Delaware corporation (the “Company”), as of February 16, 2021, hereby constitutes and appoints John W. Dietrich, Adam R. Kokas and Spencer Schwartz, and each of them, his/her true and lawful attorney-in-fact and agent, with full power substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report on Form 10-K shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or re-substitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of the date first above written.

/s/ William J. Flynn	/s/ Bobby J. Griffin
William J. Flynn, Chairman of the Board	Bobby J. Griffin, as Director

/s/ John W. Dietrich	/s/ Carol B. Hallett
John W. Dietrich, President, Chief Executive	Carol B. Hallett, as Director
Officer and Director (Principal Executive Officer)

/s/ Spencer Schwartz	/s/ Jane H. Lute
Spencer Schwartz, Executive Vice President and	Jane H. Lute, as Director
Chief Financial Officer (Principal Financial Officer)

/s/ Keith H. Mayer	/s/ Duncan J. McNabb
Keith H. Mayer, Senior Vice President and	Duncan J. McNabb, as Director
Corporate Controller (Principal Accounting Officer)

/s/ Timothy J. Bernlohr	/s/ Shelia A. Stamps
Timothy J. Bernlohr, as Director	Sheila A. Stamps, as Director

/s/ Charles F. Bolden	/s/ John K. Wulff
Charles F. Bolden, Jr., as Director	John K. Wulff, as Director